SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15d of the
Securities Exchange Act of 1934

Date of report: October 31, 2000
(Date of earliest event reported)

ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	1-9202 (Commission File Number)	38-2659066 (IRS Employer Identification No.)

109 E. Division Sparta, Michigan (Address of Principal Executive Offices)		49345 (Zip Code)
Registrant's telephone number, including area code: (616) 887-7366

Item 9.	Regulation FD Disclosure.

                    The Board of Directors of ChoiceOne Financial Services, Inc. has appointed Ronald Swanson as President and Chief Executive Officer of the company and its subsidiary banking institution, ChoiceOne Bank. ChoiceOne is a one-bank holding company headquartered in Sparta, Michigan, with total assets of $196.5 million, total deposits of $133.9 million and net loans of $170.2 million at June 30, 2000. ChoiceOne's bank subsidiary, ChoiceOne Bank, provides a full range of banking and financial services through 6 offices located in and around northern Kent County in Michigan.

                    Mr. Swanson was appointed to fill a vacancy created by the resignation of ChoiceOne's former President and Chief Executive Officer and brings 37 years of banking experience to ChoiceOne. Mr. Swanson started his career with Cadillac State Bank in 1961 and was key in forming the holding company for that bank, West Michigan Financial Corporation, in 1972. Mr. Swanson was appointed Executive Vice President and added to the board of directors of the bank in 1980 when West Michigan Financial Corporation was acquired by NBD. Subsequently, Mr. Swanson was appointed President of NBD Bank Cadillac in 1984 and continued in that role until his retirement in 1998. Mr. Swanson will serve as President and Chief Executive Officer of ChoiceOne and ChoiceOne Bank for an undetermined interim period of time while the Board of Directors engages in a search for a permanent President and Chief Executive Officer.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 8, 2000	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

By: /s/ Thomas L. Lampen Thomas L. Lampen Its Treasurer